UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
February 27, 2017

LEGACYTEXAS FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-34737	27-2176993
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
5851 Legacy Circle, Plano, Texas		75024
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (972) 578-5000
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On February 27, 2017, the Board of Directors of LegacyTexas Financial Group, Inc. (the “Company”) reviewed and approved, effective for the 2017 plan year, the current version of its Executive Annual Incentive Plan (the "EIP") originally adopted by the Company on February 28, 2013. Under the EIP, senior executive officers of the Company are eligible to receive annual cash incentive awards based on the achievement of pre-established corporate performance goals. The EIP is reviewed annually by the Company's Compensation Committee of the Board of Directors to ensure proper alignment with the Company's business objectives. The EIP will remain in effect each year until terminated or modified by the Company. The EIP, a copy of which is attached hereto, is incorporated herein by reference.

ITEM 8.01	Other Events
On March 3, 2017, the Company issued a press release announcing that its Board unanimously voted to approve corporate governance initiatives to declassify the Board of Directors and adopt a majority vote standard for the election of Directors in uncontested elections.
The Board unanimously voted to submit a proposal to amend the Company’s articles of incorporation to eliminate the classification of the Board to shareholders at the 2017 annual meeting, which will be held on May 22, 2017 (“2017 Annual Meeting”). If shareholders approve the proposal by the requisite vote, all directors would stand for election or re-election each year beginning at the Company's annual meeting held after the 2017 Annual Meeting. The full text of the proposal will be included in the Company’s proxy statement to be filed with the Securities and Exchange Commission in April 2017.
The Company also announced today that promptly following the Company’s 2017 Annual Meeting, the Board intends to amend the Company's bylaws to adopt a majority vote standard for the election of directors, beginning with the next election in May 2018. In the case of contested elections, directors will continue to be elected by a plurality vote.
The Company announced that March 31, 2017 has been set as the record date for determining who may vote at the 2017 Annual Meeting. More information about the 2017 Annual Meeting will be sent to Company shareholders in April 2017.
The press release is attached to this report as Exhibit 99.1, which is incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits
(d)	Exhibits
Exhibit 10.1	Amended Executive Annual Incentive Plan
Exhibit 99.1	Press release dated March 3, 2017

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGACYTEXAS FINANCIAL GROUP, INC.

Date:	March 3, 2017	By:	/s/ J. Mays Davenport
J. Mays Davenport, Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 10.1	Amended Executive Annual Incentive Plan
Exhibit 99.1	Press release dated March 3, 2017